                                                                     EXHIBIT 2.2


                    FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

         This First Amendment to Contribution Agreement (the "Amendment") is made and entered into on this 14th day of March, 2003, to be effective as of March 6, 2003, by and among Valero Refining Company - California, a Delaware corporation ("VRC"), UDS Logistics, LLC, a Delaware limited liability company ("UDS Logistics"), Valero L.P., a Delaware limited partnership (the "MLP"), Valero Logistics Operations, L.P., a Delaware limited partnership (the "OLP"), and Valero GP, Inc., a Delaware corporation and the general partner of OLP ("OLP-GP"). VRC, UDS Logistics, the MLP, the OLP and the OLP-GP are sometimes referred to collectively herein as the "Parties" and individually as a "Party."

                                    RECITALS:

         Whereas, the Parties are all of the parties to that one certain Contribution Agreement dated effective March 6, 2003 (the "Contribution Agreement"); and

         Whereas, pursuant to the terms of the Contribution Agreement, VRC has agreed to contribute the Tank Assets to the OLP in exchange for the OLP Limited Partner Interest; and

         Whereas, upon receipt of the OLP Limited Partner Interest, VRC has agreed to contribute the OLP Limited Partner Interest to UDS Logistics in exchange for the UDS Membership Interest having a value equivalent to the Cash Amount or, in the alternative, cash in an amount equivalent to the Cash Amount; and

         Whereas, upon receipt of the right to receive the OLP Limited Partner Interest, UDS Logistics has agreed to contribute the OLP Limited Partner Interest to MLP in exchange for the payment of the Cash Amount; and

         Whereas, notwithstanding that the Parties agreed that the Cash Amount shall be payable to UDS Logistics directly by the MLP, the Contribution Agreement contains a scrivener's error that reflects that the Cash Amount instead would be paid by the OLP on behalf of the MLP; and

         Whereas, the Parties desire to enter into this Amendment to correct the payment provisions of the Contribution Agreement as described above;

         Now, therefore, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. Capitalized Terms. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Contribution Agreement.

         2. Amendment to Section 2(a). In order to correct the payment provisions of Section 2(a) of the Contribution, Sections 2(a)(vi) and 2(a)(vii) shall be amended and restated in their entirety to read as follows:

                  "2(a)(vi) the MLP will pay the Cash Amount to UDS Logistics in exchange for the right to be assigned the OLP Limited Partner Interest from UDS Logistics;

                  2(a)(vii) UDS Logistics will contribute to the MLP, in exchange for the payment of the Cash Amount from the MLP, the OLP Limited Partner Interest, free and clear of any Encumbrances;"

         3. Ratification. The Parties hereby ratify and confirm the Contribution Agreement, as amended by this Amendment.

         4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed and original but which together shall constitute one and the same instrument.

         5. Governing Law and Venue. THIS AMENDMENT SHALL BE BOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICATION OTHER THAN THE STATE OF TEXAS. VENUE FOR ANY ACTION ARISING UNDER THIS AMENDMENT SHALL LIE EXCLUSIVELY IN ANY STATE OR FEDERAL COURT IN BEXAR COUNTY, TEXAS.

         6. Entire Agreement. This Amendment constitutes the entire agreement among the Parties regarding the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                            [Signature Page Follows]

         In witness whereof, the Parties have executed this Amendment to be effective as of the effective date first written above.

                                   VALERO REFINING COMPANY -
                                   CALIFORNIA


                                   By:   /s/ Michael S. Ciskowski
                                         --------------------------------------
                                         Name:  Michael S. Ciskowski
                                               --------------------------------
                                         Title: Senior Vice President
                                               --------------------------------


                                   UDS LOGISTICS, LLC


                                   By:   /s/ Raymond Gaddy
                                         --------------------------------------
                                         Name:  Raymond Gaddy
                                              ---------------------------------
                                         Title: President
                                               --------------------------------

                                   VALERO L.P.


                                   By:   Riverwalk Logistics, L.P.,
                                         its General Partner

                                         By:      Valero GP, LLC, its General
                                                  Partner


                                                  By:  /s/ Curtis V. Anastasio
                                                     --------------------------
                                                     Name: Curtis V. Anastasio
                                                          ---------------------
                                                     Title:  President
                                                           --------------------


                                   VALERO GP, INC.


                                   By:   /s/ Curtis V. Anastasio
                                         --------------------------------------
                                         Name: Curtis V. Anastasio
                                              ---------------------------------
                                         Title: President
                                               --------------------------------

                                   VALERO LOGISTICS OPERATIONS, L.P.

                                   By:   Valero GP, Inc., its General Partner

                                         By:   /s/ Curtis V. Anastasio
                                            -----------------------------------
                                            Name:  Curtis V. Anastasio
                                                  -----------------------------
                                            Title: President
                                                  -----------------------------